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                                                                    Exhibit 23.2


We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated February 2, 1999 in the Registration Statement on Form S-4 and related Prospectus of KMC Telecom Holdings, Inc. for the registration of $275,000,000 of 13 1/2% Senior Notes due 2009.

                                                     /s/  ERNST & YOUNG LLP



MetroPark, New Jersey

November 18, 1999